SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

                Date of Report October 28, 1998


          Southwest Oil & Gas Income Fund VII-A, L.P.
           (Exact name of registrant as specified in
               its limited partnership agreement)



Delaware                                                  0-16493
                              75-2145576
(State   or  other  jurisdiction        Commission            IRS
Employer
of        incorporation)                        File       Number
Identification No.



       407 N. Big Spring, Suite 300, Midland, Texas 79701
       (Address of principal executive office) (Zip Code)


Registrant's telephone number, including area code (915) 686-9927


                              None
 (Former name or former address, if changed since last report.)




The total number of pages contained in this report is 3.


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Item 2.   Acquisition or Disposition of Assets

                    (a)         (a)     On October 15, 1998, Southwest Oil
          &  Gas  Income Fund VII-A (the "Registrant")  sold  its
          interest  in  29  oil  and gas properties  to  Parks  &
          Luttrell,  Inc.  ("Parks"), an  unrelated  party.   The
          Registrant's interests in the well was sold for net proceeds, after post closing adjustments, of $128,929.
          At December 31, 1997, the property sold to Parks contained proved reserves of 20,112 barrels of oil and 272,435 mcfs of gas and had a SEC 10 value of $228,597.
          The proceeds from the sale represented 12.54% of the Registrant's total assets.

Item 7.   Financial Statements and Exhibits

     (b)  Pro Forma Financial Information

          To be filed within sixty (60) days of the date of filing of this Current Report on Form 8-K, as permitted by Item 7 (b) (2) of Form 8-K.


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                           SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                        Southwest
                              Oil & Gas Income Fund VII-A, L.P.



                                                              By:
                                   Southwest Royalties, Inc.
                                   Managing General Partner

                                                              By:
                                   /s/ Bill E. Coggin

-------------------------

Bill E. Coggin
                                   Vice President


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Partnership and in the capacity and on the date indicated.


Date: October 28, 1998             /s/ Bill E. Coggin
                              ----------------------------------
                              Bill E. Coggin, Vice President and
                              Chief Financial Officer



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